Exhibit 1
Joint Filing Agreement
          The undersigned hereby agree that the statement on Schedule 13G, dated as of the date hereof (the “Statement”), with respect to the common stock, no par value per share, of MEDecision, Inc., a Pennsylvania corporation, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an exhibit to the Statement and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 8th day of February, 2007.
GROTECH PARTNERS V, L.P.
By: Grotech Capital Group V, LLC,
Its General Partner

By:	/s/ Frank A. Adams

Name: Frank A. Adams
Title: Managing General Partner
GROTECH V MARYLAND FUND, L.P.
By: Grotech Capital Group V, LLC,
Its General Partner

By:	/s/ Frank A. Adams

Name: Frank A. Adams
Title: Managing General Partner
GROTECH CAPITAL GROUP V, LLC

By:	/s/ Frank A. Adams

Name: Frank A. Adams
Title: Managing General Partner

/s/ Frank A. Adams
Frank A. Adams

/s/ Stuart D. Frankel
Stuart D. Frankel